Exhibit 10.6

AMENDED AND RESTATED SECURITY AGREEMENT

among

MSP RECOVERY, LLC,

MSP RECOVERY, INC.,

LIONHEART II HOLDINGS, LLC,

the other Grantors listed on the signature pages hereto,

the Additional Grantors from time to time party hereto,

and

VIRAGE RECOVERY MASTER LP

Dated as of September 11, 2023

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SIGNATURES

SCHEDULE I	Pledged Interests
SCHEDULE II	Filings, Registrations and Recordings
SCHEDULE III	Grantor Information
SCHEDULE IV	Deposit Accounts
SCHEDULE V	Permitted Liens
SCHEDULE VI	Excluded Property

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AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT dated as of September 11, 2023 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Security Agreement” or “Agreement”) made among (i) MSP Recovery, LLC, a Florida limited liability company (“MSP Recovery”), (ii) MSP Recovery, Inc., a Delaware corporation (“Parent”), (iii) Lionheart II Holdings, LLC, a Delaware limited liability company (“Lionheart”), and (iv) the other Grantors listed on the signature pages hereto (together with MSP Recovery, Parent and Lionheart, the “Current Grantors”) and (v) the other Grantors from time to time party hereto by execution of a joinder agreement (the “Additional Grantors,” and together with the Current Grantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), as pledgors, assignors and debtors in favor of Virage Recovery Master LP, a Delaware limited partnership (the “Secured Party”).

R E C I T A L S:

A. Certain Grantors and the Secured Party entered into that Security Agreement, dated as of the Original Effective Date, as amended by that certain Amendment and Joinder to Security Agreement, dated as of July 24, 2023 (as so amended, and as further amended, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”).

B. Pursuant to Section 8.5 of the Existing Security Agreement, the Existing Security Agreement may not be amended unless in writing and signed by the Secured Party and the Grantors.

C. The Secured Party and the Grantors agree to amend and restate the Existing Security Agreement in its entirety as provided for in this Security Agreement.

D. Certain Grantors and the Secured Party, among others, have, in connection with the execution and delivery of the Existing Security Agreement, previously entered into (i) that certain Master Transaction Agreement, dated as of March 9, 2022 (as amended by that certain MTA Amendment, dated as of April 12, 2023 (the “MTA Amendment”), and as further amended, restated, supplemented and/or otherwise modified from time to time, the “MTA”) and (ii) that certain Guaranty Agreement, dated as of March 9, 2022 (the “Guaranty” and, together with this Agreement, the MTA and the MTA Amendment, the “Transaction Documents”).

E. The Guarantors (as defined in the Guaranty) have, pursuant to Section 1 of the Guaranty, among other things, unconditionally guaranteed the VRM Full Return (as defined in the MTA).

F. The Grantors have or will receive substantial direct and indirect benefits from the MTA and the MTA Amendment and each is, therefore, willing to enter into this Security Agreement.

G. This Security Agreement is given by each Grantor in favor of the Secured Party to secure the payment and performance of the Secured Obligations.

H. It is a condition to the extension of the final payment date of the VRM Full Return under the MTA Amendment that each Grantor execute and deliver this Security Agreement.

AGREEMENT:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

(a) Unless otherwise defined herein or in the MTA, capitalized terms used herein that are defined in the UCC have the meanings assigned to them in the UCC.

(b) Capitalized terms used but not otherwise defined herein that are defined in the MTA have the meanings given to them in the MTA.

(c) The following terms have the following meanings:

“Assignor” means any Person who (a) is (i) a Medicare Advantage Organization or health maintenance organization or (ii) a management service organization, an independent physician association, a medical center, a hospital or other health care organization that is not subject to a downstream capitation agreement in respect of its claims, (b) contracts with governmental healthcare programs to provide Medicare benefits to persons who are covered under such programs (i.e., Medicare insureds) and (c) has a statutory right to recover from a Responsible Party for conditional payments made for healthcare, services or supplies provided to such insureds.

“Budget” has the meaning assigned to such term in SECTION 4.9.

“Business Day” means any day except Saturday, Sunday and any day which is a legal holiday in the state of New York, or a day on which banking institutions are authorized or required by law or other government action to close.

“CAA” means that certain Claims Assignment Agreement together with the Side Agreement, each dated as of December 23, 2021, between the Assignee and the Assignor, as defined therein, pursuant to which the Assignor assigned its rights to NTTO Claims to the Assignee, as such agreements may be amended, supplemented or modified from time to time.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including common stock and preferred stock), any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests (general and limited), and membership, limited liability company and limited liability company series interests, and any and all warrants, rights or options to purchase any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“CCRA” means a health care claims costs recovery agreement between any Grantor, or any of its subsidiaries, on the one hand, and an Assignor, on the other hand, or any similar agreement, in each case, pursuant to which an Assignor assigned claims to a Grantor, or any of its subsidiaries to recover from a Responsible Party for conditional payments made for healthcare, services, or supplies provided.

“Claims” mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

“Collateral” has the meaning assigned to such term in SECTION 2.1 hereof.

“Contracts” mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any other party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” means (i) in the case of each deposit account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“CRSA” means the Claims Recovery Services Agreement, dated as of December 23, 2021, between MSP Recovery and the Assignor, as defined therein, relating to the provisions of data analysis and claims recovery services in connection with the NTTO Claims, as amended or otherwise modified from time to time.

“Deposit Accounts” has the meaning assigned to such term in SECTION 4.6 hereof.

“Designated Excluded Series” means Series 21-12-1644, Series 23-03-1907, and Series 21-06-1592, each a designated series of MSP Recovery Claims, Series LLC owned and controlled by Hazel Holdings I LLC.

“Designated Excluded Subsidiaries” means Subrogation Holdings, LLC, a Delaware limited liability company, and MSP Recovery Claims, Series LLC - Series 15-09-321, a registered series of MSP Recovery Claims, Series LLC.

“Distributions” mean, collectively, with respect to each Grantor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” means (i) the Reserve Account, (ii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts or employee benefits accounts (to the extent that such accounts are zero balance accounts), (iii) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) escrow accounts or trust accounts maintained for the benefit of bona fide third party or third parties in the ordinary course of business consistent with past practice and (iv) all segregated Deposit Accounts for which the balance of such Deposit Account consists solely of funds which constitute Excluded Property pursuant to clause (viii) of the definition of Excluded Property.

“Excluded Property” means each and all of the following:

(i) the Reserve Account (which may include the proceeds of any borrowings received under and pursuant to the Hazel Credit Agreements),

(ii) the other Excluded Accounts,

(iii) the Capital Stock of the Designated Excluded Subsidiaries directly or indirectly owned by MSP Recovery, so long as each of the NTTO Agreements, the Hazel Holdings Credit Agreement and the Hazel Partners Credit Agreement remain in effect (and, for the avoidance of doubt, immediately and automatically upon each of the NTTO Agreements, the Hazel Holdings Credit Agreement or the Hazel Partners Credit Agreement no longer being effective, the Capital Stock of the Designated Excluded Subsidiaries will immediately and automatically constitute Collateral),

(iv) the proceeds of any borrowings received by any Grantor under and pursuant to the Hazel Partners Facility,

(v) the proceeds of any borrowings received by any Grantor under and pursuant to the Hazel Holdings Credit Agreement,

(vi) until such time as the Nomura Promissory Note is paid in full, 50% of the proceeds from the Yorkville Facility (and, for the avoidance of doubt, immediately and automatically upon the repayment in full of the Nomura Promissory Note, all proceeds from the Yorkville Facility will constitute “Collateral” and no such proceeds will constitute Excluded Property),

(vii) the NTTO Agreements,

(viii) those certain proceeds and assets pledged in connection with the agreements listed on Schedule VI attached hereto (as such agreements were in effect on the Original Effective Date),

(ix) only if MSP Recovery draws down any amount of the “Operational Escrow Floor” under “Term Loan B” pursuant to the Hazel Holdings Credit Agreement (as such terms are defined therein), an amount of the first payments made to MSP Recovery pursuant to that certain Purchase Agreement by and between Cano Health, LLC and MSP Recovery, LLC dated as of September 30, 2022 (related to certain amounts owed to Cano Health, LLC from Simply Health Care Plans, Inc. with respect to prescription drug rebates) equal to the principal amount so drawn (up to $14,000,000),

(x) for the avoidance of doubt, (a) any and all amounts due to Assignors pursuant to CCRAs, (b) bona fide legal fees owed by the Grantors to legal counsel on claims recoveries pursuant to bona fide engagement letters, including legal fees owed by the Grantors to legal counsel pursuant to the Lionheart Legal Services Agreement, and (c) the Capital Stock of the Designated Excluded Series (as these are not owned or controlled by Grantors).

For avoidance of doubt, nothing in this Agreement amends, supplements, or alters the use of proceeds of any borrowings received by any Grantor under the Hazel Holdings Credit Agreement, the Hazel Partners Credit Agreement, or the agreements listed on Schedule VI.

“Grantor” and “Grantors” have the respective meanings assigned to such terms in the Preamble hereof.

“Guaranty” has the meaning assigned to such term in the recitals hereof.

“Hazel Credit Agreements” means, collectively, the Hazel Holdings Credit Agreement and the Hazel Partners Credit Agreement.

“Hazel Holdings Credit Agreement” means that certain Credit Agreement dated as of March 29, 2023 by and among Subrogation Holdings, LLC, MSP Recovery, as owner pledgor and guarantor, MSP Recovery Claims, Series LLC - Series 15-09-321, a registered series of MSP Recovery Claims, Series LLC, and Hazel Holdings I LLC, a Delaware limited liability company, as lender and as administrative agent, as amended, refinanced or otherwise modified from time to time.

“Hazel Partners Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of March 29, 2023 among Subrogation Holdings, LLC, as borrower, MSP Recovery, as owner pledgor and guarantor, Hazel Partners Holdings, LLC, as lender and administrative agent, and MSP Recovery Claims, Series LLC - Series 15-09-321, a registered series of MSP Recovery Claims, Series LLC, as amended, refinanced or otherwise modified from time to time.

“Intercompany Notes” mean, with respect to each Grantor, all intercompany notes held by such Grantor and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing each such intercompany note and such other intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Joinder” means an agreement reasonably satisfactory to the Secured Party, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Security Agreement in the same capacity and to the same extent as a Grantor.

“Letter of Credit” unless the context otherwise requires, has the meaning given to such term in the UCC.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

“Lionheart Legal Services Agreement” means that certain Legal Services Agreement effective as of May 23, 2022, by and among Lionheart, La Ley con John H. Ruiz, P.A. d/b/a MSP Recovery Law Firm, a Florida corporation, and MSP Law Firm, PLLC, a Florida professional limited liability company, as the same may be amended or otherwise modified from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Grantors, taken as a whole, (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Transaction Document against any Grantor, (c) a material impairment of the Secured Party’s ability to enforce the Secured Obligations or any Transaction Document or realize upon the Collateral or (d) a material impairment of the enforceability or priority of the Secured Party’s Liens with respect to all or a material portion of the Collateral.

“MTA” has the meaning assigned to such term in the recitals hereof.

“Nomura Promissory Note” means that certain Amended and Restated Secured Promissory Note, issued on April 12, 2023 by the Parent and held by Nomura Securities International, Inc. with a principal amount of $26,346,712.46.

“NTTO Agreements” means, collectively, the CAA, CRSA and the Side Agreement.

“Original Effective Date” means July 13, 2023.

“Permitted Liens” means the Liens listed on Schedule V hereof.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Pledged Debt” means all indebtedness from time to time owned or acquired by a Grantor, Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, equity interests, stock options and commodity contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Entity” means any entity whose Capital Stock at any time constitute Pledged Interests that are Collateral.

“Pledged Interests” mean, collectively, with respect to each Grantor, all Capital Stock in any Person now owned by such Grantor or hereafter acquired or formed by such Grantor, including, without limitation, all Capital Stock of such Person described in Schedule I hereof, together with all rights, privileges, authority and powers of such Grantor relating to such Capital Stock issued by any such Person under the organizational documents of any such Person, and the certificates, instruments and agreements representing such Capital Stock, in each case, so long as such Capital Stock does not constitute Excluded Property.

“Pledged Securities” mean, collectively, the Pledged Interests and the Successor Interests.

“Related Parties” mean, with respect to any Person, such Person’s affiliates and the respective directors, officers and employees of such Person and of such Person’s affiliates.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” means that certain Deposit Account identified as the Reserve Account on Schedule IV, so long as the aggregate balance on deposit in such account does not exceed the Reserve Threshold Amount.

“Reserve Threshold Amount” means $47,500,000, plus applicable taxes payable by the Parent, as such amount may be reduced pursuant to SECTION 4.9.

“Responsible Party” means an insurance carrier, employer, self-insured entity or other Person or entity which may be liable to reimburse an Assignor under Applicable Law, including but not limited to the secondary payer provisions of the Medicare statute, 42 U.S.C. § 1395y(b), 42 C.F.R. § 411.20 et seq., the Medicare Advantage statute, 42 U.S.C. § 1395w-22(a)(4), 42 C.F.R. § 422.108, or under any other theories of law or causes of action, for the provision of healthcare, services or supplies that have been conditionally paid for by the Assignor.

“Secured Obligations” means the VRM Full Return (as defined in the MTA) plus any of the fees and expenses to be paid the Secured Party pursuant to SECTION 8.2 hereof.

“Secured Party” has the meaning assigned to such term in the Preamble hereof.

“Securities Act” means the Securities Act of 1933, as amended and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

“Securities Collateral” means, collectively, the Pledged Securities, Pledged Debt (including without limitations the Intercompany Notes) and the Distributions.

“Security Agreement” has the meaning assigned to such in the Preamble hereof.

“Side Agreement” means that certain Side Agreement, dated December 23, 2021, between the Assignor, as defined therein, and MSP Recovery, as amended or otherwise modified from time to time.

“Successor Interests” mean, with respect to any Pledged Entity, collectively, all shares of capital stock, limited liability company interests, limited liability company series interests, or partnership interests (in each case, regardless of designation) or other Capital Stock of any kind issued by any entity which is the successor, surviving entity, or otherwise formed by or results from the consolidation, reorganization or merger of such entity with any Pledged Entity.

“Tax Receivables Agreement” means the Tax Receivables Agreement, dated as of May 23, 2022, among Lionheart, Lionheart Acquisition Corporation II, a Delaware corporation, the Parent, the Secured Party and the other parties thereto.

“Transaction Documents” has the meaning assigned to such term in the recitals hereof.

“Trigger Event” means the occurrence of any of the following events, subject to any relevant cure periods to the extent provided below:

(i) Bankruptcy of any of the Grantors;

(ii) The receipt of a negative going concern opinion from Parent’s auditors;

(iii) Any breach of this Agreement or in any other Transaction Document by any Grantor and failure to cure any such breach within 30 days of notice thereof from the Secured Party (and with respect to any material breach, only if capable of being cured within 30 days following notice);

(iv) Any Grantor’s receipt of a notice of breach or default under any agreement with respect to indebtedness for borrowed money in an aggregate principal amount of any of the Grantors in excess of $100,000 by any of the Grantors and such breach or default is not cured in accordance with the terms of such agreement;

(v) Any default by a Grantor in the performance of any of its obligations hereunder or under any other Transaction Documents (except to the extent set forth in any other clause of this definition) and failure to cure any such default within 30 days of notice thereof from the Secured Party; and

(vi) Any Grantor admits in writing its inability to pay its debts in general as such debts become due and absolute.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term has the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of Requirements of Law, perfection, priority, or the effect of perfection or non-perfection, of a security interest in any item or portion of the Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC”, and “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Yorkville Facility” means that certain Company Stock Purchase Agreement entered into as of January 6, 2023, by and between YA II PN, Ltd., a Cayman Island exempted company and the Parent.

SECTION 1.2 Interpretation.

(a) As used herein (i) accounting terms not defined in Section 1.1 have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (iii) unless the context otherwise requires, the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) unless the context otherwise requires, any reference herein to any Person will be construed to include such Person’s successors and assigns.

(b) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

(d) Notwithstanding anything herein to the contrary, whenever any document, agreement or other item is required by this Agreement to be delivered or payment is required to be made, on a day that is not a Business Day, the due date thereof will be extended to the next succeeding Business Day.

(e) Unless otherwise expressly provided herein, (a) references to organizational documents, agreements and other contractual instruments will be deemed to include all subsequent amendments, restatements, extensions, supplements, replacements, extensions, renewals, refinancings, restructurings and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, replacements, extensions, renewals, refinancings, restructurings and other modifications are not prohibited hereby; and (b) references to any law includes all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

(f) The word “or” is not exclusive.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Pledge; Grant of Security Interest. As collateral security for the payment and performance in full of the Secured Obligations, each Grantor hereby pledges and grants to the Secured Party for its benefit, a Lien on and a security interest in and to all of the assets of each Grantor, including without limitations all of the right, title and interest of such Grantor in, to and under the following property and interests in such property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(a) all Accounts;

(b) all Documents, Instruments and Chattel Paper;

(c) all Letters of Credit and Letter of Credit Rights;

(d) all Securities Collateral;

(e) all Investment Property;

(f) all Commercial Tort Claims;

(g) all General Intangibles;

(h) all Deposit Accounts;

(i) all money and cash;

(j) all rights, interests, and payments and proceeds received or receivable under the Tax Receivables Agreement;

(k) all Supporting Obligations;

(l) all books and records relating to the Collateral;

(m) all unencumbered claims recovery rights (from Excluded Series and Excluded Claims, each as defined in the LLCA (as defined in the MTA)), including but not limited to Medicare Advantage, Medicaid, & Commercial Insurance claims, including any and all proceeds payable to MSP Recovery pursuant to the Investment Agreement dated as of March 29, 2023 by and among MSP Recovery, the Designated Excluded Series and Hazel Holdings, LLC;

(n) all licensing agreements relating to intellectual property of the Grantors, and the MSP Companies, including with respect to the LifeWallet platform;

(o) LifeWallet “Chase to Pay” services;

(p) all other revenues generated by the LifeWallet ecosystem, including but not limited to LifeWallet Sports, LifeChain, LifeWallet 911, LifeWallet Intelligent Infrastructure, LifeWallet Health, LifeWallet Legal, LifeWallet EDU;

(q) Camp LeJeune & Veteran’s Affairs initiatives;

(r) lawyer referral services;

(s) proceeds from the Yorkville Facility to the extent such proceeds do not constitute Excluded Property;

(t) any other debt or equity transaction proceeds; and

(u) to the extent not covered by clauses (a) through (t) of this sentence, choses in action and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) through (u) above, the security interest created by this Security Agreement will not extend to, and the term “Collateral” will not include, any Excluded Property; provided, that if and when any property ceases to be Excluded Property, a Lien on and security in such property will be automatically deemed granted therein until, if ever, such property again becomes Excluded Property.

SECTION 2.2 Secured Obligations. This Security Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3 Security Interest. Each Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, and (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” (or words of similar effect), or as otherwise may be required under applicable Requirements of Law; provided that the Secured Party agrees to provide, upon the reasonable request of any Grantor, written evidence to any Person identified by Grantor that a security interest in favor of the Secured Party does not extend to such Excluded Property. Each Grantor agrees to provide all information described in clauses (i) and (ii) of the immediately preceding sentence to the Secured Party promptly (and in any event within ten (10) Business Days, or such later date as the Secured Party may agree in its sole discretion) upon reasonable written request.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF COLLATERAL

SECTION 3.1 Delivery of Certificated Pledged Securities. Each Grantor represents and warrants that (subject to the five (5) Business Day grace period referenced in the following sentence) all “security certificates” (as defined in Article 8 of the UCC) representing or evidencing the Pledged Securities of a Person that is a corporation, or if such Person is a limited liability company or limited partnership, solely to the extent its Capital Stock constitute “securities” governed by Article 8 of the UCC, in existence on the date hereof have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that (assuming continuing possession of such Pledged Securities by the Secured Party) the Secured Party has a valid, enforceable, perfected first priority security interest therein. Each Grantor hereby agrees that all “security certificates” (as defined in Article 8 of the UCC) representing or evidencing Pledged Securities of a Person that is a corporation, or if such Person is a limited liability company or limited partnership, solely to the extent its Capital Stock constitute “securities” governed by Article 8 of the UCC, acquired by such Grantor after the date hereof, will promptly (and in any event within five (5) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Secured Party pursuant hereto. All certificated Pledged Securities that constitute “security certificates” (as defined in Article 8 of the UCC) will be in suitable form for transfer by delivery or will be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. The Secured Party has the right, at any time upon the occurrence of any Trigger Event (a) to endorse, assign or otherwise transfer to or to register in the name of the Secured Party or any of its nominees or endorse for negotiation any or all of the Pledged Securities, without any indication that such Pledged Securities are subject to the security interest hereunder, and (b) to exchange certificates representing or evidencing Pledged Securities for “security certificates” of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.

SECTION 3.2 Perfection of Uncertificated Pledged Securities. Each Grantor represents and warrants that the Secured Party has a valid, enforceable, perfected first priority security interest in all “uncertificated securities” evidencing Pledged Securities of a Person that is a corporation, or if such Person is a limited liability company or limited partnership, solely to the extent its Capital Stock constitute “securities” governed by Article 8 of the UCC, pledged by it hereunder that is in existence on the date hereof and that the applicable organizational documents do not require the consent of the other shareholders, members, partners or other Person (other than the applicable Grantor) to permit the Secured Party or its designee to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto, or, to the extent consent is required, such consent has been obtained (including, with respect to the applicable Grantor, pursuant to SECTION 3.1 herein), except, in each case, the consent of the Secured Party. Each Grantor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Grantor will, to the extent permitted by applicable law and upon the reasonable request of the Secured Party or, without such request, if necessary to perfect a first priority security interest, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to grant or perfect the pledge and give the Secured Party the right to transfer such Pledged Securities under the terms hereof and, to the extent requested by the Secured Party in its reasonable discretion, provide to the Secured Party an opinion of counsel, in form and substance reasonably satisfactory to the Secured Party, confirming such pledge and perfection thereof, or, alternatively, the applicable Grantor may issue “security certificates” (as defined in Article 8 of the UCC) for such Pledged Securities, so long as such “security certificates” are delivered to the Secured Party in accordance with the provisions of SECTION 3.1 herein.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that the only filings, registrations and recordings necessary and appropriate to perfect by filing a financing statement with respect to the security interest granted by each Grantor to the Secured Party pursuant to this Security Agreement in respect of the Collateral as of the date hereof are listed on Schedule II hereto. Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Secured Party in completed and, to the extent necessary or appropriate, duly executed form for filing in each applicable governmental, municipal or other office specified in Schedule II. Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will maintain the security interest created by this Security Agreement in the Collateral as a valid, enforceable, perfected first priority (subject to Permitted Liens) security interest and defend such security interest against the claims and demands of all Persons, and (ii) at any time and from time to time, upon the reasonable written request of the Secured Party, such Grantor will promptly and duly execute and deliver, and file and have recorded, or at the request of the Secured Party, deliver to the Secured Party for filing or recording, as applicable, such further instruments and documents and take such further reasonable action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form reasonably satisfactory to the Secured Party and in such offices wherever required by applicable law in each case to perfect, continue and maintain a valid, enforceable, first priority (subject to Permitted Liens) security interest in the Collateral as provided herein, with respect to the Collateral.

SECTION 3.4 Other Actions. In order to further evidence the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:

(a) Instruments and Tangible Chattel Paper. If any amount payable in excess of $250,000, individually or in the aggregate, under or in connection with any of the Collateral will be evidenced by any Instrument or Tangible Chattel Paper after the date hereof, the Grantor acquiring such Instrument (which for the avoidance of doubt, includes any Intercompany Notes) or Tangible Chattel Paper will promptly (but in any event within five (5) Business Days of such acquisition) endorse, assign and deliver the same to the Secured Party accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may reasonably request in writing from time to time.

(b) Investment Property.

(i) As of the date hereof (x) it has no Securities Accounts and (y) it does not hold, own or have any interest in any “security certificates” or “uncertificated securities” (as each such term is defined in Article 8 of the UCC) other than those constituting Pledged Securities with respect to which the Secured Party has a valid, enforceable, perfected first priority security interest in such Pledged Securities in each case of (x) and (y), except for Excluded Property.

(ii) If any Grantor at any time holds or acquires any “security certificates” (as defined in Article 8 of the UCC) such Grantor will promptly (and, in any event, within five (5) Business Days) endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Secured Party. If any Capital Stock now or hereafter acquired by any Grantor constitutes “uncertificated securities” (as defined in Article 8 of the UCC), such Grantor will promptly (and, in any event, within five (5) Business Days) do one of the following: (w) grant Control to the Secured Party and cause the issuer to agree to comply with instructions from the Secured Party as to such Capital Stock, without further consent of any Grantor or such nominee, (x) cause a security entitlement with respect to such uncertificated security to be held in a securities account with respect to which the Secured Party has Control, (y) arrange for the Secured Party to become the registered owner of the Capital Stock, or (z) issue “security certificates” (as such term is defined in Article 8 of the UCC) for such Capital Stock and deliver such “security certificates” to the Secured Party in accordance with SECTION 3.1, in each case, as applicable, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party. Each Grantor will accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Secured Party and promptly upon receipt thereof, deposit any cash received by it into an account in which the Secured Party has Control, or with respect to any Investment Property (to the extent applicable) or additional Capital Stock, take such actions as required above with respect to such securities.

(iii) As between the Secured Party and the Grantors, the Grantors bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Secured Party, a Securities Intermediary, any Grantor or any other Person (except to the extent arising from the gross negligence or willful misconduct of the Secured Party or its Related Parties as determined by a court of competent jurisdiction by final and nonappealable judgment); provided, however, that nothing contained in this Section 3.4(b) releases or relieves any Securities Intermediary of its duties and obligations to the Grantors or any other Person under applicable Requirements of Law.

(c) Electronic Chattel Paper and Transferable Records. As of the date hereof no amount payable in excess of $250,000, individually or in the aggregate, under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction). If any amount payable under or in connection with any of the Collateral in excess of $250,000, individually or in the aggregate, will be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record will promptly (and in any event not later than five (5) Business Days) notify the Secured Party and take such reasonable action as the Secured Party may reasonably request in writing to vest in the Secured Party control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(d) Letter of Credit Rights. If such Grantor is at any time a beneficiary under a Letter of Credit in excess of $250,000, individually or in the aggregate, now or hereafter issued in favor of such Grantor, such Grantor will promptly (and in any event not later than five (5) Business Days) notify the Secured Party thereof, and such Grantor will, at the written request of the Secured Party in its reasonable discretion, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such Letter of Credit to consent to a collateral assignment to the Secured Party of the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Secured Party to become a beneficiary of such Letter of Credit.

(e) Commercial Tort Claims. As of the date hereof, no Grantor holds any Commercial Tort Claims. If any Grantor at any time holds or acquires any Commercial Tort Claims, either individually or in the aggregate, in excess of $250,000, such Grantor will promptly (and in any event not later than five (5) Business Days) notify, in writing signed by such Grantor, of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

SECTION 3.5 Supplements; Further Assurances. Each Grantor will take such reasonable further actions, and execute and deliver to the Secured Party such additional assignments, agreements, supplements, powers and instruments, as the Secured Party may in its reasonable judgment deem necessary or appropriate, wherever required by applicable Requirements of Law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Secured Party hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Secured Party or permit the Secured Party to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will make, execute, endorse, acknowledge, file or refile and/or deliver to the Secured Party from time to time upon reasonable request such financing statements, conveyances, endorsements, powers of attorney, documents of title, confirmations, additional security agreements and other assurances or instruments necessary or prudent to perfect or protect the Secured Party’s security interest in the Collateral. If a Trigger Event has occurred, the Secured Party may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Secured Party may be advised by counsel will be necessary or expedient to prevent any impairment of its security interest in the Collateral or the perfection or priority thereof. All of the foregoing will be at the sole cost and expense of the Grantors. The Grantors and the Secured Party acknowledge that this Security Agreement is intended to grant to the Secured Party a security interest in and Lien upon the Collateral and will not constitute or create a present assignment of any of the Collateral.

SECTION 3.6 Joinder of Additional Grantors. The Grantors will cause each direct or indirect subsidiary of any Grantor that, from time to time, after the date hereof will be required to pledge any assets to the Secured Party pursuant to the provisions of the MTA (in each case, for the avoidance of doubt, not including any Designated Excluded Subsidiaries, so long as the Capital Stock of the Designated Excluded Subsidiaries owned by MSP Recovery constitute Excluded Property), to execute and deliver to the Secured Party a Joinder within fifteen (15) calendar days of the date on which it was acquired or created and, upon such execution and delivery, such subsidiary will constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein, including, but not limited to, granting the Secured Party a security interest in all Collateral (including Securities Collateral) of such subsidiary. The rights and obligations of each Grantor hereunder will remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

SECTION 4.1 Validity of Security Interest. The security interest in and Lien on the Collateral granted to the Secured Party hereunder constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule II hereto, a valid, enforceable, perfected first priority security interest in all the Collateral.

SECTION 4.2 Title; Limitation on Liens; Defense of Claims; Transferability of Collateral. Each Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Permitted Liens and (ii) the Liens and security interest created by this Security Agreement. Each Grantor will, at its own cost and expense, defend title to any material Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Secured Party and the priority thereof required hereunder against all claims and demands of all Persons, at its own reasonable cost and expense, at any time claiming any interest therein adverse to the Secured Party.

SECTION 4.3 Chief Executive Office; Change of Name; Jurisdiction of Organization.

(a) As of the date hereof, the type of organization, the jurisdiction of organization, federal employer identification number, and organizational identification number from its state of organization of such Grantor is indicated in Schedule III and its chief executive office is indicated in Schedule III.

(b) The Secured Party has no duty to inquire about such changes if any Grantor does not inform the Secured Party of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Secured Party to search for information on such changes if such information is not provided by any Grantor.

SECTION 4.4 Amounts Owing. There is no material amount or other material obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the original issuance of the Pledged Interests.

SECTION 4.5 No Conflicts, Consents, Etc. No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (a) the grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Security Agreement, (b) the exercise by the Secured Party of the voting or other rights provided for in this Security Agreement or (c) the exercise by the Secured Party of the remedies in respect of the Collateral pursuant to this Security Agreement except, in each case, for such consents which have been obtained prior to the date hereof. Following the occurrence a Trigger Event, if the Secured Party desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the written request of the Secured Party, such Grantor agrees to assist and aid the Secured Party to obtain any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.6 Deposit Accounts. Each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule IV hereto (together with all deposit accounts now owned or hereafter acquired by the Grantors, the “Deposit Accounts”). The Secured Party has Control over each such Deposit Account (other than the Excluded Accounts).

SECTION 4.7 Sale and Transfer Restrictions. None of the Grantors will, nor will the Grantors permit any of their subsidiaries to, sell, convey or transfer any of the Collateral to any Person (other than another Grantor), without the prior written consent of the Secured Party, unless such Collateral is sold for fair market value to a bona fide third party and 100% of the net cash proceeds therefrom are applied to the Reserve Account (and, if the aggregate balance on deposit in the Reserve Account exceeds the Reserve Threshold Amount, any amount in excess thereof is used to repay the Secured Obligations).

SECTION 4.8 Notice of Trigger Event. Upon becoming aware of the occurrence of any Trigger Event, the Grantors will promptly notify the Secured Party of such Trigger Event or other event, act or condition, notwithstanding and without regard to any cure provisions contained in the Trigger Event.

SECTION 4.9 Budget. Grantors will not increase the MSP Recovery 2023 Operating Budget dated as of March 20, 2023, and used for the purposes of completing the 2022 annual report of MSP Recover, Inc. on Form 10-K (the “Budget”), without the prior written consent of Virage. If actual expenses exceed the annual Budget by $5 million or more, then the Reserve Threshold Amount will be reduced dollar for dollar by an amount equal to the amount by which actual expenses exceeded the Budget. For example, if actual expenses exceed the Budget by less than $5 million, there is no change to the Reserve Threshold Amount; if actual expenses are $6 million (exceeding the Budget by more than $5 million), then the Reserve Threshold Amount will be reduced by the full $6 million of the amount in excess of the Budget (i.e., the Reserve Threshold Amount will be $41.5 million, plus applicable taxes payable by the Parent).

SECTION 4.10 Distributions from Subrogation Holdings, LLC. MSP Recovery in its capacity as the sole member and manager of Subrogation Holdings, LLC will cause Subrogation Holdings, LLC to distribute to MSP Recovery all available cash net of (a) payment of amounts due pursuant to the Hazel Credit Agreements, (b) payments of amounts due pursuant to the NTTO Agreements, and (c) payments of bona fide legal fees due to legal counsel on claims recoveries pursuant to bona fide engagement letters. Such distributions will be made (i) to the Reserve Account until the aggregate balance on deposit in the Reserve Account reaches the Reserve Threshold Amount, and (ii) thereafter, to Virage (to an account designated Virage) until the VRM Full Return is paid full.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Pledge of Additional Securities Collateral. The respective Grantor will, upon obtaining any (a) Pledged Securities or (b) any Promissory Notes or any other Instrument evidencing Pledged Debt (including, without limitation any Intercompany Notes of any Person required to be pledged hereunder), in the case of this clause (b) in an amount in excess of $250,000 (in the aggregate for all such Promissory Notes and Instruments), accept the same in trust for the benefit of the Secured Party and promptly deliver to the Secured Party a pledge amendment, duly executed by such Grantor, in a form reasonably satisfactory to the Secured Party (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1, SECTION 3.2, or Section 3.4(a) hereof in respect of such additional Pledged Securities, Promissory Notes, Instruments or Intercompany Notes which are to be pledged pursuant to this Security Agreement. Any failure or delay in delivering a Pledge Amendment will in no event affect (or in any way limit) the grant (or the validity, perfection or priority) of security interests otherwise contained herein with respect to the Pledged Securities, Promissory Notes, Instruments and/or Intercompany Notes, as the case may be. Each Grantor hereby authorizes the Secured Party to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Securities, Promissory Notes, Instruments or Intercompany Notes listed on any Pledge Amendment delivered to the Secured Party will for all purposes hereunder be considered Collateral.

SECTION 5.2 Voting Rights; Distributions; etc.

(a) So long as no Trigger Event has occurred, each Grantor will be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof or the other Transaction Documents. The Secured Party will be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and will, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 5.2(a).

(b) Upon the occurrence of any Trigger Event, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a) hereof without any further action will automatically cease, and all such rights will thereupon become vested in the Secured Party, which will thereupon have the sole right to exercise such voting and other consensual rights; provided that the Secured Party has the right, in its sole discretion, from time to time following the occurrence of a Trigger Event, to permit such Grantor to exercise the rights that it would otherwise be entitled to pursuant to Section 5.2(a) hereof.

(c) Upon the occurrence of any Trigger Event, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain will cease and all such rights will thereupon become vested in the Secured Party, which will thereupon have the sole right to receive and hold as Collateral such Distributions.

(d) Each Grantor will, at its sole cost and expense, from time to time execute and deliver to the Secured Party appropriate instruments as the Secured Party may reasonably request in writing in order to permit the Secured Party to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(b) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c) hereof.

(e) All Distributions which are received by any Grantor contrary to the provisions of Section 5.2(c) hereof will be received in trust for the benefit of the Secured Party, will be segregated from other funds of such Grantor and will promptly (and in any event within 2 Business Days) be paid over to the Secured Party as Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

SECTION 5.3 Organizational Documents. No Grantor will modify or amend any organizational documents to treat any Pledged Interests of such Grantor as a security under Section 8-103 of the UCC unless prior written notice is delivered and the requirements set forth in SECTION 3.1 are complied with by the applicable Grantor.

SECTION 5.4 Defaults, Etc. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Securities pledged by it, and such Grantor is not in violation of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation thereunder unless, in each case, such default or violation would not reasonably be expected to have a Material Adverse Effect. No Pledged Securities pledged by such Grantor is subject to any material defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto.

SECTION 5.5 Certain Agreements of Grantors as Issuers and Holders of Capital Stock.

(a) In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b) In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable organizational documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence of any Trigger Event, to the transfer of such Pledged Interests to the Secured Party or, unless prohibited by applicable law, its nominee and to the substitution of the Secured Party or its nominee as a substituted partner; member or holder of equity interests in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner; or member or holder of equity interests, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 6.1 Maintenance of Records. Each Grantor will, at such Grantor’s sole cost and expense, upon the Secured Party’s written demand made at any time after the occurrence of any Trigger Event, deliver all reasonably available tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Secured Party or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence of any Trigger Event, the Secured Party may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Secured Party’s security interest therein in accordance with applicable law without the consent of any Grantor.

SECTION 6.2 Legend. Each Grantor will legend, at the request of the Secured Party at any time after the occurrence of any Trigger Event and in form and manner reasonably satisfactory to the Secured Party, the Accounts and the other books, records and documents of such Grantor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been collaterally assigned to the Secured Party and that the Secured Party has a security interest therein.

SECTION 6.3 Modification of Terms, Etc. No Grantor will (a) rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business or consistent with prudent business practice, (b) extend or renew any such indebtedness except in the ordinary course of business or consistent with prudent business practice, (c) compromise or settle any dispute, claim, suit or legal proceeding relating thereto, except (i) in the ordinary course of business (which includes settlement of claims) and consistent with prudent business practice or (ii) to the extent such Account constitutes Excluded Property, or (d) sell any Account or interest therein, except in the ordinary course of business and consistent with prudent business practice, in each case without the prior written consent of the Secured Party, which consent will not be unreasonably withheld (the Secured Party will be deemed to have consented to such sale if it fails to deliver a response to Grantor within 10 Business Days after receipt of notice of such sale from Grantor). For avoidance of doubt, nothing in this Agreement is meant to or will be deemed to amend or modify any of the terms of the Fifth Amended and Restated Limited Liability Company Agreement of VRM MSP Recovery Partners LLC dated August 1, 2020 (as amended).

SECTION 6.4 Collection. Each Grantor will cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business any and all amounts owing under or on account of such Account less any discounts, compromises, cancellations, forgiveness or exchanges for non-cash items agreed to by any Grantor in its reasonable and commercial business judgment, and apply in accordance with its normal business practice upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection, in any case, whether incurred by any Grantor or the Secured Party will be paid by the Grantors.

SECTION 6.5 Control of Deposit Accounts. As of the date hereof, with respect to each Deposit Account (other than (i) the Reserve Account, so long as the aggregate amount on deposit therein does not exceed the Reserve Threshold Amount and (ii) the other Excluded Accounts), each relevant Grantor has, and has caused the bank with respect to such Deposit Account, to enter into a control agreement with the Secured Party, giving the Secured Party Control over such Deposit Accounts. With respect to any other Deposit Account created or owned by a Grantor after the date hereof (other than (i) the Reserve Account, so long as the aggregate amount on deposit therein does not exceed the Reserve Threshold Amount and (ii) the other Excluded Accounts), the relevant Grantor will cause the bank with respect to such Deposit Account to enter into a control agreement with the Secured Party, in form and substance reasonably satisfactory to the Secured Party, giving the Secured Party Control over such Deposit Accounts. No Grantor will permit or suffer to exist the amount on deposit in the Reserve Account to exceed the Reserve Threshold Amount, at any time, and each Grantor will cause any amount in excess of the Reserve Threshold Amount to immediately be deposited into another Deposit Account (other than another Excluded Account) over which the Secured Party has Control.

ARTICLE VII

REMEDIES

SECTION 7.1 Remedies. Upon the occurrence of any Trigger Event, the Secured Party may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, under applicable law or otherwise available to it, the following remedies:

(a) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law (and, if applicable, as between the Secured Party and such third parties, subject to any collateral access agreements), and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;

(b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Secured Party, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, such Grantor will segregate all amounts received pursuant thereto in trust for the benefit of the Secured Party and will promptly (but in no event later than three (3) Business Days after receipt thereof) pay such amounts to the Secured Party;

(c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d) Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Secured Party at any place or places so designated by the Secured Party, in which event such Grantor will at its own expense: (i) promptly cause the same to be moved to the place or places designated by the Secured Party and therewith delivered to the Secured Party, (ii) store and keep any Collateral so delivered to the Secured Party at such place or places pending further action by the Secured Party and (iii) while the Collateral will be so stored and kept, provide such security and maintenance services as will be necessary to protect the same and to preserve and maintain them in good condition, subject to ordinary wear and tear. Each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 7.1 is of the essence hereof. Upon application to a court of equity having jurisdiction, the Secured Party will be entitled to a decree requiring specific performance by any Grantor of such obligation;

(e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in SECTION 7.6 hereof (and, if applicable, as between the Secured Party and such third parties);

(f) Retain and apply the Distributions to the Secured Obligations as provided in 0 hereof;

(g) Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral as provided in and pursuant to the terms of 0 hereof; and

(h) Exercise all the rights and remedies of a secured party under the UCC, and the Secured Party may also in its sole discretion, without notice except as specified in SECTION 7.2 hereof (and in the proviso at the end of this SECTION 7.1), sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party or any of their its affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and will be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale will acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor (other than any claim that any notice specifically required to be delivered pursuant to the proviso below was not delivered), and each Grantor hereby waives, to the fullest extent permitted by Requirements of Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of Requirements of Law now existing or hereafter enacted. The Secured Party will not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the fullest extent permitted by Requirements of Law, each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

SECTION 7.2 Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral will be required by applicable Requirements of Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Secured Party will provide such Grantor such advance written notice as may be practicable under the circumstances), ten (10) days’ prior written notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place will be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of a Trigger Event, a statement renouncing or modifying (as permitted under law) any right to notification of sale or other intended disposition.

SECTION 7.3 Waiver of Notice and Claims; Other Waivers; Marshalling.

(a) Each Grantor hereby waives, to the fullest extent permitted by applicable Requirements of Law, notice (other than any notice expressly required hereunder) or judicial hearing in connection with the Secured Party’s taking possession or the Secured Party’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under Requirements of Law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Requirements of Law: (i) all damages occasioned by such taking of possession (other than such damages determined by final and nonappealable judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Secured Party or any of its Related Parties), (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Requirements of Law. The Secured Party will not be liable for any incorrect or improper payment made pursuant to this ARTICLE VII except to the extent resulting solely from the Secured Party’s bad faith, gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral will operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and will be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.

(b) Each Grantor hereby waives, to the fullest extent permitted by applicable Requirements of Law, demand, notice (other than as expressly required hereunder), protest, notice of acceptance of this Security Agreement, notice of credit extensions, Collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description.

(c) The Secured Party will not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby agrees that it will not invoke any Requirements of Law relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such Requirements of Law.

SECTION 7.4 Certain Sales of Collateral; Standards for Exercising Rights and Remedies.

(a) Each Grantor recognizes that, by reason of certain prohibitions contained in Requirements of Law, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale will be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Requirements of Law, the Secured Party will have no obligation to engage in public sales.

(b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state or foreign securities laws, the Secured Party may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale will be deemed to have been made in a commercially reasonable manner and that the Secured Party has no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.

(c) To the extent that applicable Requirements of Law impose duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other Requirements of Law, to fail to obtain consents for Governmental Authorities or third parties for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Grantors acknowledge that the purpose of this Section 7.4(c) is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the UCC or other Requirements of Law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party will not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7.4(c). Without limiting the foregoing, nothing contained in this Section 7.4(c) will be construed to grant any rights to any Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 7.4(c).

(d) If the Secured Party determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor will, and will use commercially reasonable efforts to cause each issuer of Collateral to be sold hereunder to, from time to time furnish to the Secured Party all such information as the Secured Party may reasonably request in order to determine the number and nature of interest, of securities or other instruments included in the Securities Collateral or Investment Property which may be sold by the Secured Party as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 7.4 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 7.4 will be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Trigger Event has occurred, any notice required to be delivered pursuant to the proviso in Section 7.1(h) has not been delivered, or the Secured Obligations have been paid in full.

SECTION 7.5 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor will the Secured Party be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable Requirements of Law, in equity or otherwise.

(b) In the event that the Secured Party has instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Secured Party, then and in every such case, the Grantors, the Secured Party will be restored to its former position and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Secured Party will continue as if no such proceeding had been instituted.

SECTION 7.6 Application of Proceeds. The proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Secured Party of its remedies will be applied, together with any other sums then held by the Secured Party pursuant to this Security Agreement, in accordance with and as set forth in the MTA.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Secured Party May Perform; Secured Party Appointed Attorney-in-Fact. If any Grantor fails to perform any covenants contained in this Security Agreement or in the other Transaction Documents, or if any representation or warranty on the part of any Grantor contained herein will be breached, the Secured Party may, following notice to such Grantor of such failure to perform and such Grantor’s failure to remedy such failure within a commercially reasonable time period, (but will not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Secured Party will in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby. Any and all reasonable and documented out-of-pocket amounts so expended by the Secured Party will be paid by the Grantors in accordance with the provisions of SECTION 8.2 hereof. Neither the provisions of this SECTION 8.1 nor any action taken by the Secured Party pursuant to the provisions of this SECTION 8.1 will prevent any such failure to observe any covenant contained in this Security Agreement nor any breach of warranty from constituting a Trigger Event. Subject to SECTION 5.2 hereof, each Grantor hereby appoints the Secured Party its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, from time to time after the occurrence of a Trigger Event in the Secured Party’s discretion to take any action and to execute any instrument consistent with the terms of the Transaction Documents the Secured Party may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment will be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney will lawfully do or cause to be done by virtue hereof in accordance with this SECTION 8.1.

SECTION 8.2 Expenses. Each Grantor will, within 15 calendar days following the presentation of an invoice from the Secured Party, pay to the Secured Party the amount of any and all fees and expenses required to be paid pursuant to the MTA, in accordance with the provisions of the MTA. Each Grantor will upon demand pay to the Secured Party the amount of any and all expenses, including the out-of-pocket fees and expenses of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

SECTION 8.3 Continuing Security Interest; Assignment. This Agreement creates a continuing security interest in the Collateral and will (a) be binding upon the Grantors, their respective, permitted successors and assigns, and (b) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its permitted successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Grantor) will have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), the Secured Party may assign or otherwise transfer any obligations held by it secured by this Security Agreement to any other person, and such other person will thereupon become vested with all the benefits in respect thereof granted to the Secured Party, herein or otherwise.

SECTION 8.4 Termination; Release. This Security Agreement, the Liens in favor of the Secured Party and all other security interests granted hereby will automatically and irrevocably terminate with respect to the Secured Obligations on the first date on which the Secured Obligations are indefeasibly paid in full in cash (other than contingent obligations un-asserted in writing). Upon reasonable request from the Grantors following termination of this Security Agreement, the Secured Party will, at the Grantors’ sole cost and expense, deliver reasonable evidence of termination of the Liens and releases of the Liens, and authorize reasonable filings of termination statements and other lien filings.

SECTION 8.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, will be effective unless in writing and signed by the Secured Party and the Grantors (or, with respect to any Joinder or Pledge Amendment, the applicable Grantors). Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof will be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Security Agreement, no notice to or demand on any Grantor in any case will entitle any Grantor to any other or further notice or demand in similar or other circumstances.

SECTION 8.6 Notices. Unless otherwise provided herein or in the MTA, any notice or other communication herein required or permitted to be given will be given in the manner and become effective as set forth in Section 8 of the MTA or in each case at such other address as will be designated by such party in a written notice to the other parties hereto complying as to delivery with the terms of this SECTION 8.6.

SECTION 8.7 GOVERNING LAW. THIS SECURITY AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.8 CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT WILL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.9 Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.10 Execution in Counterparts; Effectiveness. This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, .pdf or other electronic transmission will be as effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 8.11 No Release.

(a) Nothing set forth in this Security Agreement will relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral.

(b) Nothing set forth in this Security Agreement will impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or will impose any liability on the Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement or under or in respect of the Collateral or made in connection herewith or therewith. This Section 8.11(b) will survive the termination hereof and the discharge of such Grantor’s obligations under this Security Agreement.

SECTION 8.12 Obligations Absolute. All obligations of each Grantor hereunder will be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;

(b) any lack of validity or enforceability of the MTA, the MTA Amendment or the Guaranty, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the MTA or the Guaranty or any other agreement or instrument relating thereto;

(d) any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations; or

(e) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 8.5 hereof.

SECTION 8.13 Effect of Amendment and Restatement. This Security Agreement amends and restates, as amended, the Existing Security Agreement, but will not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder except as such rights or obligations are amended or modified hereby. The Existing Security Agreement as amended and restated hereby will be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Security Agreement not amended and restated in connection with the entry of the parties into this Security Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Security Agreement contained herein were set forth in an amendment to the Existing Security Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Security Agreement, the Existing Security Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantors and the Secured Party have caused this Amended and Restated Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

MSP RECOVERY, LLC,		MDA, SERIES LLC,
as Grantor		as Grantor

By:		By:
Name:	John H. Ruiz	Name:	John H. Ruiz
Title:	Authorized Person	Title:	Authorized Person

MSP RECOVERY, INC.,		MSP RECOVERY CLAIMS CAID, SERIES LLC,
as Grantor		as Grantor

By:		By:
Name:	John H. Ruiz	Name:	John H. Ruiz
Title:	Chief Executive Officer	Title:	Authorized Person

LIONHEART II HOLDINGS, LLC,		MSP RECOVERY CLAIMS COM, SERIES LLC,
as Grantor		as Grantor

By:		By:
Name:	John H. Ruiz	Name:	John H. Ruiz
Title:	Authorized Person	Title:	Authorized Person

MSP RECOVERY OF PUERTO RICO, LLC,		MSP RECOVERY CLAIMS HOSP, SERIES LLC,
as Grantor		as Grantor

By:		By:
Name:	John H. Ruiz	Name:	John H. Ruiz
Title:	Authorized Person	Title:	Authorized Person

MSP RECOVERY SERVICES, LLC,		MSP RECOVERY CLAIMS PROV, SERIES LLC,
as Grantor		as Grantor

By:		By:
Name:	John H. Ruiz	Name:	John H. Ruiz
Title:	Authorized Person	Title:	Authorized Person

LIFEWALLET, LLC,
as Grantor

By:
Name:	John H. Ruiz
Title:	Authorized Person

[Signature Page to the Amended and Restated Security Agreement]

VIRAGE RECOVERY MASTER LP,

as Secured Party

By: Virage Recovery LLC, its general partner

By:
Name:	Edward Ondarza
Title:	Manager

[Signature Page to the Security Agreement]